UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 29, 2019

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 30, 2019, GSI Technology, Inc. (the “Company”) entered into a purchase order (the “Purchase Order”) with Wistron NeWeb Corp (“WNC”).  The purchase order provides for an ongoing relationship, with a term of up to one year, between the Company and WNC whereby WNC will perform non-recurring engineering services in connection with the development of a 167mm single-APU PCIe board to be used in the Company’s in-place associative computing product, Gemini I™.  The expected amount to be paid pursuant to the Purchase Order is $226,525, which would be paid by the Company within 30 days after completion of the work.

Haydn Hsieh, a member of the Company’s board of directors (the “Board”), is the Chairman and Chief Strategy Officer of WNC.  Due to the related-party aspect of this transaction, the Purchase Order was approved by the Audit Committee of the Board (the “Committee”) in accordance with the Committee’s charter.  Mr. Hsieh, who is a member of the Committee, abstained from the vote approving the terms of the Purchase Order.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on August 29, 2019.  At the annual meeting, the matters set forth below were submitted to a vote of the Company’s stockholders.  The final tally of shares voted for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

1.                                      The Company’s stockholders elected the following seven persons to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, with the votes cast as follows:

Director Nominees	For	Withheld	Broker Non-Vote
Jack A. Bradley	13,865,992	1,675,652	4,242,765
E. Thomas Hart	15,229,063	312,581	4,242,765
Haydn Hsieh	15,367,705	173,939	4,242,765
Ruey L. Lu	15,089,194	452,450	4,242,765
Lee-Lean Shu	15,364,829	176,815	4,242,765
Arthur O. Whipple	15,222,542	319,102	4,242,765
Robert Yau	15,349,833	191,811	4,242,765

2.                                      The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020, with the votes cast as follows:

Votes For:	19,766,359
Votes Against:	14,660
Abstentions:	3,390
Broker Non-Votes:	0

3.                                      The Company’s stockholders approved an advisory (non-binding) resolution regarding the fiscal 2019 compensation of the executive officers named in the Summary Compensation Table, as disclosed in the Company’s proxy statement for the annual meeting, with the votes cast as follows:

Votes For:	15,448,619
Votes Against:	74,172
Abstentions:	18,853
Broker Non-Votes:	4,242,765

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2019

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer